Exhibit 99.1


           Stratagene Reports First Quarter 2007 Revenue and Earnings


    LA JOLLA, Calif.--(BUSINESS WIRE)--May 15, 2007--Stratagene
Corporation (Nasdaq:STGN), a developer, manufacturer and marketer of specialized life science research and diagnostic products, today released financial results for the first quarter ended March 31, 2007.

    Revenues for the first quarter of 2007 were $24.4 million and net income was $1.4 million. Fully diluted earnings per share were $0.06 for the first quarter of 2007.

    On April 6, 2007, Agilent Technologies Inc. (NYSE:A) and
Stratagene Corporation announced the signing of a definitive agreement for Agilent to acquire Stratagene.

    Under the terms of the agreement, Stratagene will operate as a division within Agilent's Life Sciences Solutions Unit. Upon consummation of the transaction, each share of Stratagene common stock will be converted into the right to receive a cash payment of $10.94 per share, a 28% premium to Stratagene's closing share price of $8.51 on April 5, 2007. A special committee of Stratagene's independent directors received an opinion from its financial advisor, Houlihan Lokey Howard & Zukin, that the $10.94 per share price is fair from a financial point of view to Stratagene's stockholders.

    The transaction is subject to certain closing conditions set forth in the merger agreement, including approval by Stratagene stockholders of the merger and regulatory review. On May 9, 2007, Stratagene and Agilent received confirmation of the early termination of the applicable waiting period for the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Stockholders representing approximately 55% of the outstanding common stock of Stratagene have agreed to vote in favor of the merger. The parties expect that the merger, which was unanimously approved by Stratagene's board of directors, will close in early June 2007.

    About Stratagene Corporation

    Stratagene is a developer, manufacturer and marketer of specialized life science research and diagnostic products. The Company's life science research unit supports advances in science by inventing, manufacturing and distributing products that simplify, accelerate and improve research. These products are used throughout the academic, industrial and government research sectors in fields spanning molecular biology, genomics, proteomics, drug discovery and toxicology. The Company's diagnostic unit develops and manufactures products for urinalysis as well as high quality automated instrument and reagent systems that use blood samples to test for more than 1,000 different allergies and autoimmune disorders. In addition, by combining its expertise in diagnostics and molecular biology, as well as its experience with FDA regulatory procedures, the Company is pursuing opportunities to expand its product portfolio to include molecular diagnostic kits and instrumentation. More information is available at www.stratagene.com.

    Safe Harbor Statement

    Certain statements in this news release that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Stratagene generally identifies forward-looking statements by using words like "believe," "intend," "target," "expect," "estimate," "may," "should," "plan," "project," "contemplate," "anticipate," "predict" or similar expressions. You can also identify forward-looking statements by discussions of strategies, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results of Stratagene to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those contained in or implied by the forward-looking statements are risks associated with the company's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, the company's ability to compete effectively in the diagnostics and life science research markets, variability of the company's quarterly revenues and operating results, the failure of the company to retain key employees, the company's ability to obtain debt or equity financing for unexpected litigation outcomes and for operating needs, the possibility of declining sales due in part to a reduction in research and development budgets or government funding, the company's ongoing ability to protect its own intellectual property rights and to avoid violating the intellectual property rights of third parties, extended manufacturing difficulties, currency fluctuations, the ability of the company and Agilent to consummate the proposed acquisition of Stratagene by Agilent, including the parties' ability to satisfy conditions precedent to the proposed acquisition, and the possibility that the company may suffer negative consequences if the proposed acquisition of Stratagene by Agilent is not completed. For more information about these and other factors that could cause actual results to differ materially from those contained in or implied by the forward-looking statements please see Item "1A. Risk Factors" included in Stratagene's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and in other reports filed by Stratagene from time to time with the Securities and Exchange Commission, including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

    IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

    Stratagene has filed a definitive proxy statement in connection with the proposed acquisition of Stratagene by Agilent and has set June 6, 2007 as the date for the special meeting of Stratagene stockholders to approve the merger. The proxy statement will be mailed to Stratagene stockholders. Investors and Stratagene stockholders are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the proposed acquisition. Investors and security holders may obtain free copies of these documents and other documents filed by Stratagene with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Stratagene by going to Stratagene's corporate website at www.stratagene.com or by contacting: Stratagene Corporation, 11011 North Torrey Pines Road, La Jolla, California 92037; Attn: Chief Financial Officer.

    Agilent and Stratagene, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition of Stratagene by Agilent. A description of any interests that Stratagene's officers and directors have in the proposed acquisition are available in the definitive proxy statement. Information regarding Agilent's directors and executive officers is contained in Agilent's Annual Report on Form 10-K for the year ended October 31, 2006, which is filed with the SEC. Information regarding Stratagene's directors and executive officers is contained in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2006, which is filed with the SEC. These documents are available free of charge at the SEC's web site at www.sec.gov or by going to Stratagene's corporate website at www.stratagene.com or Agilent's corporate website at www.agilent.com.



               STRATAGENE CORPORATION AND SUBSIDIARIES
                             (unaudited)
              (in thousands, except earnings per share)

CONDENSED CONSOLIDATED INCOME STATEMENTS
-------------------------------------------------------------
                                          Three Months Ended
                                               March 31,
                                          -------------------
                                            2007      2006
                                          --------- ---------

Revenues                                   $24,428   $24,256

Costs and expenses:
 Cost of product sales                       8,434     8,464
 Research and development                    3,062     3,389
 Selling and marketing                       4,481     5,570
 General and administrative                  5,311     5,004
 Litigation charge                           1,100       123
 Other operating costs                          26        48
                                          --------- ---------
  Total operating costs and expenses        22,414    22,598
                                          --------- ---------
  Income from operations                     2,014     1,658
Other income and expenses:
 Loss on foreign currency transactions         (84)      (24)
 Other income, net                               2        48
 Interest expense                             (308)     (313)
 Interest income                               424       288
                                          --------- ---------
  Total other income (expense)                  34        (1)
                                          --------- ---------
  Income before income taxes                 2,048     1,657
 Income tax expense                            667       554
                                          --------- ---------
  Net income                                $1,381    $1,103
                                          ========= =========

Earnings per share:
 Basic                                       $0.06     $0.05
 Diluted                                     $0.06     $0.05

Weighted average shares:
 Basic                                      22,454    22,325
 Diluted                                    22,506    22,715


CONDENSED CONSOLIDATED BALANCE SHEETS      Mar 31,  Dec. 31,
-----------------------------------------
                                            2007      2006
                                          --------- ---------
 Cash and cash equivalents, unrestricted   $20,254    $9,735
 Cash, restricted                           12,626    33,130
 Other current assets                       42,691    41,525
 Property and equipment, net                10,655    10,927
 Goodwill                                   27,234    27,234
 Other assets, net                           7,338     7,025
                                          --------- ---------
  Total assets                            $120,798  $129,576
                                          ========= =========

 Current portion of long-term debt            $240      $240
 Other current liabilities                  51,941    62,518
 Long-term debt, less current portion        3,535     3,535
 Other long-term liabilities                 2,066     2,166
 Stockholders' equity                       63,016    61,117
                                          --------- ---------
       Total liabilities and
        stockholders' equity              $120,798  $129,576
                                          ========= =========


CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------------------------------
                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                      2007     2006
                                                    --------- --------
Cash flows from operating activities:
   Net income                                         $1,381   $1,103
   Depreciation and amortization                         941      890
   Stock-based compensation                              286      252
   Other items, net                                  (11,840)  (1,058)
                                                    --------- --------
      Net cash provided by (used in) operating
       activities                                     (9,232)   1,187
                                                    --------- --------
Cash flows from investing activities:
   Purchases of property and equipment                  (328)    (427)
   Additions to intangible assets                       (587)    (141)
   Changes in restricted cash                         20,505  (21,236)
                                                    --------- --------
      Net cash provided by (used in) investing
       activities                                     19,590  (21,804)
                                                    --------- --------
Cash flows from financing activities:
   Principal payments on debt, net                         -   (5,500)
   Dividend to shareholders                                -   (5,571)
   Other items, net                                      124      295
                                                    --------- --------
      Net cash provided by (used in) financing
       activities                                        124  (10,776)
Effects of foreign currency exchange
 rates on cash                                            37       90
                                                    ========= ========
   Net increase (decrease) in cash and cash
    equivalents                                       10,519  (31,303)
Cash and cash equivalents at beginning of
 period                                                9,735   40,508
                                                    --------- --------
Cash and cash equivalents at end of
 period                                              $20,254   $9,205
                                                    ========= ========




    CONTACT: Stratagene Corporation
             Steve Martin
             Chief Financial Officer
             858-373-6303
             or
             Investors
             EVC Group, Inc.
             Jennifer Beugelmans or Douglas Sherk
             415-896-6820